UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda				001-13908	98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(Commission File No.)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E.,	Suite 1800,	Atlanta,	GA		30309
(Address of Principal Executive Offices)					(Zip Code)
(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 1, 2022, Invesco Ltd. (the “Company”) announced that Nelson Peltz, Chief Executive Officer and Founding Partner for Trian Fund Management, and Ed Garden, Chief Investment Officer and Founding Partner for Trian, have informed the Company that they will resign from the Board of Directors effective immediately. Mr. Peltz and Mr. Garden were appointed to the Invesco Ltd. Board in November 2020 and have indicated that their decision to resign was driven by their appointment to the Board of Directors of Janus Henderson Group plc. and have indicated that Trian Partners remains confident in Invesco's leadership, business momentum and long-term strategy.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on February 1, 2022 announcing the resignations of Mr. Garden and Mr. Peltz, which is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Subject Matter

99.1	Press release dated February 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Head of Legal - Corporate and Alternatives and Assistant Secretary
Date: February 1, 2022